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                             SURGE COMPONENTS, INC.
                              1016 Grand Boulevard
                           Deer Park, New York 11729
                                 (631) 595-1818

                                                         As of December 4, 2000


Equilink Capital Partners, LLC
488 Madison Avenue
New York, New York 10022

Dear Sirs/Madams:

                  Reference is made to that certain Investment Banking Agreement, dated as of November 24, 2000 (the "Agreement"), between Surge Components, Inc. ("Surge") and Equilink Capital Partners, LLC ("Equilink"). This letter summarizes, confirms and memorializes the allocation of the nature and amount of compensation due under the Agreement for (a) the various services performed and to be preformed by Equilink and (b) reimbursement of expenses incurred and to be incurred by Equilink, on Surge's behalf, in the performance of such services. This letter shall also serve to confirm that, notwithstanding the Agreement, a portion of the securities issuable by Surge pursuant to the Agreement were intended by the parties to the Agreement to be issued, and were in fact issued, to employees, consultants and designees of Equilink, as more fully set forth in Schedule A attached to and made part of this letter.

                  Notwithstanding anything to the contrary contained in the Agreement, it is hereby agreed as follows:

                           1. Of the 60,000 shares of the Non-Voting Redeemable Convertible Series C Preferred Stock, par value $.001 per share (the "Series C Stock") of Surge, issued pursuant to paragraph 4(a) of the Agreement, (a) a total of 15,000 shares of Series C Stock have been issued as reimbursement of expenses incurred by Equilink, on Surge's behalf, in connection with the proposed transaction (the "Orbit Transaction") between Surge and Orbit Network, Inc. which was terminated in August 1999 and (b) a total of 45,000 shares of Series C Stock have been issued as reimbursement of expenses incurred by Equilink, on Surge's behalf, in connection with the proposed transaction (the "Global Transaction") between Surge and Global DataTel, Inc. which was terminated in November 2000. Such 60,000 shares of Series C Stock have been issued to the parties as set forth on Schedule A to this letter.

                           2. Of the 900,000 shares of the common stock, par value $.001 per share (the "Common Stock"), of Surge issued pursuant to paragraph 4(b) of the Agreement, (a) a



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SURGE COMPONENTS, INC.

Equilink Capital Partners, LLC
As of December 4, 2000
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         total of 697,500 shares of Common Stock have been issued for services rendered by Equilink, on Surge's behalf, in connection with the Global Transaction, (b) a total of 2,500 shares of Common Stock have been issued for Equilink's agreement to provide further services, on Surge's behalf, in connection with the termination of the Global Transaction,
         (c) a total of 100,000 shares of Common Stock have been issued for services rendered by Equilink, on Surge's behalf, in connection with the Orbit Transaction and (d) a total of 100,000 shares of Common Stock have been issued for services rendered by Equilink and as reimbursement of expenses incurred by Equilink, each on Surge's behalf and through November 30, 2000, in connection with the transaction (the "MailEncrypt Transaction") between Surge and MailEncrypt.com, Inc. which was consummated in November 2000. Such 900,000 shares of Common Stock have been issued to the parties as set forth on Schedule A to this letter.

                           3. Of the 10,000 shares of Series C Stock issued pursuant to paragraph 4(b) of the Agreement, (a) a total of 5,000 shares of Series C Stock have been issued for services rendered by Equilink and as reimbursement of expenses incurred by Equilink, each on Surge's behalf, in connection with the MailEncrypt transaction, and (b) a total of 5,000 shares of Series C Stock have been issued for services rendered and to be rendered by Equilink and as reimbursement of expenses incurred and to be incurred by Equilink, each on Surge's behalf, in connection with the proposed recapitalization transaction (the "Superus Transaction") between Surge and Superus Holdings, Inc. Such 10,000 shares of Series C Stock have been issued to the parties as set forth on Schedule A to this letter.

                           4. Of the 2,000,000 warrants (each, a "Warrant") of Surge, each warrant entitling the holder thereof to purchase one share of Common Stock at a purchase price of $3.00 per share and expiring on November 24, 2005, (a) a total of 500,000 Warrants have been issued for services rendered by Equilink, in connection with the Global Transaction, (b) a total of 400,000 Warrants have been issued for Equilink's Agreement to provide services and to incur expenses, each on Surge's behalf and on or after December 1, 2000, in connection with the Superus Transaction, (c) a total of 100,000 Warrants have been issued for investment banking services rendered and to be rendered by Equilink and as reimbursement of expenses incurred and to be incurred by Equilink, each on Surge's behalf, in connection with Surge's private placement of Convertible Promissory Notes of Surge due December 31, 2001 and any other bridge financing, and (d) a total of 1,000,000 Warrants have been issued for Equilink's agreement to provide additional investment banking services and to incur expenses, each on Surge's behalf through the term of the Agreement. Such 2,000,000 warrants have been issued to the parties as set forth in Schedule A to this letter.

                           5. Following the filing with the Securities and Exchange Commission of the Annual Report on Form 10-KSB of the Corporation for the fiscal year ended


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SURGE COMPONENTS, INC.

Equilink Capital Partners, LLC
As of December 4, 2000
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         November 30, 2000, the Corporation shall use its best efforts to promptly cause the registration for resale, under the Securities Act of 1933, as amended, of the aggregate 463,000 shares of Common Stock issued to Robert DePalo and Susan Green pursuant to paragraph 4(b) of the Agreement and paragraph 2 of this letter. The Corporation shall register such shares on Form S-8, or such other form as the Corporation, in its sole discretion, shall so choose and Mr. DePalo and Ms. Green shall assist the Corporation in such registration by providing the Corporation with such information and documents as the Corporation may reasonable request.

                  Please indicate your confirmation that the above-stated allocation of the consideration payable under the Agreement and other subject matters of this letter accurately reflects the agreement between Surge and Equilink with respect to such consideration and other matters by executing the duplicate copy of this letter in the space indicated for such below and return such executed duplicate copy to Surge.

                                          Very truly yours,

                                          Surge Components, Inc.


                                          By:            /s/ Ira Levy
                                                --------------------------------
                                                      Ira Levy, President

Confirmed, agreed and accepted
as of the date set forth above:

Equilink Capital Partners, LLC

By:    /s/ Robert DePalo
   --------------------------------------
   Robert Depalo, Chief Executive Officer